ADVISORS SERIES TRUST
FUND ACCOUNTING SERVICING AGREEMENT

THIS AMENDMENT dated as of the 10th day of December, 2009, to the Fund Accounting Servicing Agreement, dated as of June 8, 2006, as amended (the “Agreement”), is entered into by and between Advisors Series Trust, a Delaware statutory trust (the “Trust”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into a Fund Accounting Servicing Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add a fund; and

WHEREAS, Section 15 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of Advisors Series Trust:

Exhibit T, the fund and fees of Poplar Forest Partners Fund, is hereby added and attached hereto.
:

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ADVISORS SERIES TRUST	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Douglas G. Hess	By: /s/ Michael R. McVoy

Printed Name: Douglas G. Hess	Printed Name: Michael R. McVoy

Title: President	Title: Executive Vice President

Exhibit T
to the
Separate Series of Advisors Series Trust Fund Accounting Agreement

Name of Series	Date Added
Poplar Forest Partners Fund	on or after December 31, 2009

Multiple Series Trust FUND ACCOUNTING SERVICES FEE SCHEDULE at December, 2009

Annual Fund Accounting Fee Per Fund*
Base fee on the first $[___] million plus
[___] basis point on the next $[___] million
[___] basis point on the balance

Annual Base Fee on First $50 Million Per Fund*
$[___] per domestic equity fund
$[___] per domestic balanced fund
$[___] per domestic fixed income/global equity/money market fund
$[___] per international/global fixed fund

Out-Of-Pocket Expenses
Including but not limited to pricing services, international corporate action services, fair value pricing services, factor services, customized reporting, and all other out-of-pocket expenses.

Additional Services
▪ Additional base fee of $[___] for each additional class
▪ Additional base fee of $[___] per manager/sub-advisor per fund
▪ Master/feeder products and international income funds

Conversion
▪ One month of service fee prior to service inception.

NOTE: All schedules subject to change depending upon the use of derivatives – options, futures, short sales, etc.

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit T.

Poplar Forest Capital LLC

By:   /s/ J. Dale Harvey

Printed Name:   J. Dale Harvey

Title:   CEO                  Date:   12/16/09

Exhibit T (continued)
to the
Separate Series of Advisors Series Trust Fund Accounting Agreement

FUND ACCOUNTING SERVICES SUPPLEMENTAL SERVICES FEE SCHEDULE at December, 2009

Out-Of-Pocket Expenses
▪ Pricing Services
− $[___] Domestic and Canadian Equities/Options
− $[___] Corp/Gov/Agency Bonds/International Equities/Futures
− $[___] CMOs/Municipal Bonds/Money Market Instruments/International Bonds
− $[___] /Fund per Day - Bank Loans
− $[___] /Fund per Day - Credit Default Swaps
− $[___] /Fund per Day - Basic Interest Rate Swaps
− $[___] /Fund per Month - Mutual Fund Pricing
− $[___] /Foreign Equity Security per Month for Corporate Action Service
− $[___] /Month Manual Security Pricing (>10/day)

▪ Factor Services (BondBuyer)
− $[___] /CMO/Month
− $[___] /Mortgage Backed/Month
− $[___] /Month Minimum/Fund Group

▪ Fair Value Services (FT Interactive)
− $[___] on the First [___] Securities/Day
− $[___] on the Balance of Securities/Day

NOTE: Prices above are based on using IDC as the primary pricing service.  Alternative source costs may vary.

Advisor’s Signature below acknowledges approval of the fee schedules on this Exhibit T.

Poplar Forest Capital LLC

By:   /s/ J. Dale Harvey

Printed Name:   J. Dale Harvey

Title:   CEO                  Date:   12/16/09